UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2006 (May 30, 2006)

EPL Intermediate, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-115644	13-4092105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Michelson Drive, Suite 550, Irvine, California 92612

(Address of principal executive offices) (Zip Code)

(949) 399-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EPL Intermediate, Inc.

Current Report on Form 8-K

Item 1.01	Entry into a Material Definitive Agreement.

On May 30, 2006, EPL Intermediate, Inc., a Delaware corporation (the “Company”), entered into a supplemental indenture (the “Supplemental Indenture”) to the Indenture, dated November 18, 2005, between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Indenture”). The Indenture governs the terms of the Company’s 14 1/2% Senior Discount Notes Due 2014 (the “Notes”).

The Supplemental Indenture amends the Indenture by eliminating substantially all of the restrictive covenants contained in the Indenture, as described below (the “Amendments”). The Indenture provides that supplemental indentures of this type may be entered into upon receipt of consents from holders representing a majority in aggregate principal amount at maturity of the Notes. Prior to the execution of the Supplemental Indenture, the Company solicited and received the required consents to the Amendments in connection with its offer to purchase and consent solicitation for any or all of the Notes. Sufficient consents have now been received and may not be revoked. The offer to purchase the Notes (the “Offer”) will expire at 5:00 p.m., New York City time, on July 12, 2006, unless extended or earlier terminated.

The Amendments will not become operative unless and until the Notes are accepted for payment pursuant to the Offer.

The Amendments will amend the Indenture and the Notes to delete the following sections:

Existing Section Number	Covenants and Provisions
Section 3.09	Offer to Purchase by Application of Excess Proceeds
Section 4.03	Reports
Section 4.04	Compliance Certificate
Section 4.07	Restricted Payments
Section 4.08	Dividend and Other Payment Restrictions Affecting Subsidiaries
Section 4.09	Incurrence of Indebtedness and Issuance of Preferred Stock
Section 4.10	Asset Sales
Section 4.11	Transactions with Affiliates
Section 4.12	Liens
Section 4.13	Business Activities
Section 4.15	Offer to Repurchase upon Change of Control
Section 4.16	Limitation on Issuances and Sales of Equity Interests in Wholly Owned Subsidiaries
Section 4.17	Payments for Consent
Section 4.18	Additional Note Guarantees
Section 4.19	Designation of Restricted and Unrestricted Subsidiaries
Article 5	Successors

In addition, the Amendments will eliminate any references in the Indenture and the Notes to the deleted sections or subsections and any defined terms in the Indenture that are used solely in those deleted sections or subsections. The Amendments will also eliminate certain of the Events of Default in the Indenture and the corresponding provisions of the Notes, including Section 6.01(3) (the repurchase default), Section 6.01(4) (the undischarged default provision), Section 6.01(5) (the cross-default provision) and Section 6.01(6) (the undischarged judgment provision). The Amendments will also eliminate certain conditions to defeasing the Notes (Section 8.04).

There are no material relationships between The Bank of New York Trust Company, N.A. and the Company or any of their respective affiliates, other than as follows: (i) The Bank of New York Trust Company, N.A. serves as trustee under the Indenture, dated November 18, 2005, between El Pollo Loco, Inc., the direct wholly-owned subsidiary of the Company, the Company and The Bank of New York Trust Company, N.A., and (ii) The Bank of New York Trust Company, N.A. and certain of its affiliates have in the past provided and currently provide trustee and trustee-related services to the Company and certain of its affiliates, and these entities may continue to do so in the future.

The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the full text of the Supplemental Indenture which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
4.1	Supplemental Indenture, dated May 30, 2006, between EPL Intermediate, Inc., and The Bank of New York Trust Company, N.A., as trustee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2006	EPL INTERMEDIATE, INC.

	By:	/s/ Joseph Stein
	Name:	Joseph Stein
	Title:	Vice President

EXHIBIT INDEX

Exhibit Number	Description
4.1	Supplemental Indenture, dated May 30, 2006, between EPL Intermediate, Inc., and The Bank of New York Trust Company, N.A., as trustee